Exhibit 10.1
CONTRIBUTION AGREEMENT
    THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of April 9, 2026, by and among Trinity Industries Leasing Company (“TILC”), TRIP Rail Holdings LLC (“TRIP”), Triumph Rail Holdings LLC (“Triumph”), NP SPE Holdings LP (“NP SPE”) and Napier Park Rail Evergreen Fund GP LLC, as the general partner of NP SPE (the “General Partner”).
RECITALS
WHEREAS, reference is made to the outstanding membership interests of (x) TRIP (the “TRIP Interests”) and (y) Triumph (the “Triumph Interests”);
WHEREAS, TILC is the holder of 42.56% of the TRIP Interests; NP Rail Corp Holdings LLC (“NP Rail”) is the holder of 0.2% of the TRIP Interests; and NP SPE is the holder of all other TRIP Interests;
WHEREAS, TILC is the holder of 0.2% of the Triumph Interests; NP Rail is the holder of 0.2% of the Triumph Interests, and NP SPE is the holder of all other Triumph Interests;
WHEREAS, as of April 1, 2026 (the “Effective Date”), TILC intends to contribute 100% of its TRIP Interests to NP SPE, and NP SPE intends to accept such TRIP Interests;
WHEREAS, as of the Effective Date, TILC intends to contribute 100% of its Triumph Interests to NP SPE, and NP SPE intends to accept such Triumph Interests;
WHEREAS, as of the Effective Date, immediately after receipt of such contributions and in exchange therefore, the General Partner will cause NP SPE to issue limited partnership interests in NP SPE to TILC such that TILC will hold an 11.2% limited partnership interest in NP SPE (the “NP SPE Interests”) and the General Partner shall admit TILC as a limited partner of NP SPE, with the effect that, other than NP Rail’s ownership of 0.2% of each of the TRIP Interests and Triumph Interests, NP SPE will directly hold all outstanding membership interests in (x) TRIP and (y) Triumph, and TILC will hold the NP SPE Interests in NP SPE;
WHEREAS, as of the Effective Date, immediately after receipt of such contributions and issuance of the NP SPE Interests, TILC will cease to be a member of both TRIP and Triumph, and each current TILC Representative (as defined in the Third Amended and Restated Limited Liability Company Agreement of TRIP, dated as of April 23, 2014, as amended from time to time, the “TRIP LLCA”) will cease to be a member of the Board (as defined in the TRIP LLCA) of TRIP, the governing documents of TRIP will be amended including to remove TILC as a member of TRIP and to remove the Board of TRIP and the governing documents of Triumph will be amended including to remove TILC as a member of Triumph; and
WHEREAS, each of the Board of TRIP and the managing member of Triumph has consented to the events set forth in this Agreement and the General Partner has provided its consent to the events set forth in this Agreement.
NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1    Contribution of TRIP Interests and TILC Interests – As of the Effective Date:
1.1    TILC hereby contributes, effective as of the Effective Date, all of the TRIP Interests and Triumph Interests to NP SPE (and hereby transfers the TRIP Interests and Triumph Interests and all right, title and interest of every kind, nature, and description in the TRIP Interests and Triumph Interests, respectively, to NP SPE), and NP SPE hereby accepts and receives the TRIP Interests and the Triumph Interests in exchange for issuing TILC the NP SPE Interests. For the avoidance of doubt, (i) TILC shall be a limited partner in NP SPE and, in such capacity, shall adhere to and be bound by and subject to all of the terms, conditions and obligations set forth in NP SPE’s limited partnership agreement (as amended and/or restated or otherwise modified from time to time, the “NP SPE LPA”) and (ii) TILC’s contribution of such TRIP Interests and Triumph Interests to NP SPE shall be treated as a contribution pursuant to the terms of the NP SPE LPA.
1.2    NP SPE, acting through the General Partner, hereby accepts and receives the TRIP Interests and Triumph Interests.
1.3    The General Partner hereby consents to the contribution of the TRIP Interests and Triumph Interests to NP SPE and hereby confirms that all commitment requirements set forth under the NP SPE LPA required to admit TILC as a limited partner of NP SPE, have been met by the parties or waived by the General Partner. Each of TILC, TRIP, Triumph, NP SPE and the General Partner consents to the transactions set out in paragraphs 1.1 and 1.2 and waives any and all applicable restrictions in its governing documents (or, with respect to the General Partner, in the governing documents of NP SPE) that would otherwise apply to such transactions (e.g., with respect to redemptions, contributions in-kind, issuance of limited partnership interests or otherwise).
1.4    TILC acknowledges and agrees that immediately following the transactions set out in paragraphs 1.1 and 1.2: (i) TILC shall cease to be a member of both TRIP and Triumph and shall have no rights with respect thereto, and (ii) no TILC Representative shall serve on the Board of TRIP and no TILC Representative shall have any rights to designate or to appoint any representative to serve on the Board of TRIP.
2    Miscellaneous
2.1    Each of TILC, TRIP, Triumph, NP SPE and the General Partner represents and warrants that this Agreement has been duly authorized by all necessary action on its behalf and constitutes the enforceable, valid and binding obligations of each, respectively.
2.2    Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof shall be effective against any of the parties hereto unless such modification, amendment or waiver be approved in writing by the party against whom such modification, agreement or waiver is to apply. The failure of any party to enforce any provision of this Agreement or under any agreement shall in no way be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement.
2.3    This Agreement is intended to bind and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.
2.4    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.
2.5    This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. Counterparts may be executed and/or delivered in electronic form, which shall have the same binding force and effect as original copies.
2.6    This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
2.7    All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.
2.8    Each party hereto shall execute and deliver such further instruments and other documents and take such additional action as may be reasonably required or desirable to effect or consummate the provisions hereof and the transactions contemplated hereby.
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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date set forth in the introductory paragraph hereof.

TRINITY INDUSTRIES LEASING COMPANY
By: /s/ Joshua Yeretsky
Name: Joshua Yeretsky
Title: Vice President and Managing Director, Capital Markets
TRIP RAIL HOLDINGS LLC
By: Napier Park Global Capital (US) LP
Its: Managing Member

By: /s/ Jeffrey Traum
Name: Jeffrey Traum
Title: Senior Managing Director, General Counsel
TRIUMPH RAIL HOLDINGS LLC
By: Napier Park Rail Evergreen Fund LP
Its: Managing Member

By: Napier Park Rail Evergreen Fund GP LLC
Its: General Partner

By: /s/ Jeffrey Traum
Name: Jeffrey Traum
Title: Authorized Signatory
NP SPE HOLDINGS LP
By: Napier Park Rail Evergreen Fund GP LLC
Its: General Partner
By: /s/ Jeffrey Traum
Name: Jeffrey Traum
Title: Authorized Signatory
NAPIER PARK RAIL EVERGREEN FUND GP LLC
By: /s/ Jeffrey Traum
Name: Jeffrey Traum
Title: Authorized Signatory

[Signature Page to the Contribution Agreement]